EXHIBIT 5.2

February 7, 2003

Onyx Acceptance Financial Corporation
27051 Towne Centre Drive, Suite 200
Foothill Ranch, California 92610

Re:	Onyx Acceptance Financial Corporation Registration Statement on Form S-3 (the “Registration Statement”)

Ladies and Gentlemen:

     We have acted as special counsel for Onyx Acceptance Financial Corporation, a corporation organized under the laws of the State of Delaware (the “Company”), and we will act as special counsel for certain trusts to be formed, all of the beneficial ownership of which will be initially owned by the Company (together with the Company, each an “Issuer”), in connection with the proposed issuance by the Issuer of its Auto Loan Backed Certificates (the “Certificates”). The Certificates of a series are to be issued pursuant to either a Pooling and Servicing Agreement or a Trust Agreement between the Issuer, the trustee (the “Trustee”), and, in the case of a Pooling and Servicing Agreement, an administrator (the “Administrator”). The Pooling and Servicing Agreement and the Trust Agreement, each in the form filed with the Securities and Exchange Commission as an exhibit to the Registration Statement, are each referred to herein as an “Agreement”.

     We have examined originals or copies, certified or otherwise identified to our satisfaction, of the Issuer’s organizational documents, the form of each Agreement and the form of Certificates included therein and such other documents, records, certificates of the Issuer and public officials and other instruments as we have deemed necessary for the purposes of rendering this opinion. In addition, we have assumed that each Agreement as completed for each series will be duly executed and delivered by each of the parties thereto; that the Certificates as completed for each series will be duly executed and delivered substantially in the forms contemplated by the related Agreement for such series; and that the Certificates for each series will be sold as described in the Registration Statement.

     Based upon the foregoing and subject to the limitations and qualifications set forth below, we are of the opinion that the Certificates are in due and proper form and, assuming the due authorization, execution and delivery of the related Agreement for each series by the applicable Issuer, the Trustee, and the Administrator (if applicable) and the due authorization of the Certificates for each series by all necessary action on the part of the applicable Issuer, when the Certificates for each series have been validly executed, authenticated and issued in accordance

Onyx Acceptance Financial Corporation
February 7, 2003

with the applicable Agreement and delivered against payment therefor, the Certificates for each series will be validly issued and outstanding, fully paid and non-assessable, and entitled to the benefits of the related Agreement in accordance with their terms.

     In rendering the opinion expressed above, we have assumed that the form and terms of the Certificates, the issuance, sale and delivery thereof by the applicable Issuer, and the incurrence and performance of any Issuer’s obligations thereunder or in respect thereof in accordance with the terms thereof, will comply with, and will not violate, such Issuer’s Certificate of Incorporation or bylaws, organic documents, declaration of trust of any trust, or any applicable law, rule, regulation, order, judgment, decree, award or agreement binding upon the applicable Issuer, or to which the issuance, sale and delivery of such Certificates, or the incurrence and performance of such obligations, may be subject, or violate any applicable public policy, or be subject to any defense in law or equity.

     The opinion expressed above is subject to the qualification that we do not purport to be experts as to the laws of any jurisdiction other than the federal laws of the United States of America and the laws of the State of New York, and we express no opinion herein as to the effect that the laws and decisions of courts of any such other jurisdiction may have upon such opinions.

     We consent to the use and filing of this opinion as Exhibit 5.2 to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Prospectus Supplement and Prospectus contained therein. In giving such consent we do not imply or admit that we are within the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Andrews & Kurth L.L.P.